      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1996
                                                           REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------

                     AMERICAN SCIENCE AND ENGINEERING, INC.
                     ---------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                    MASSACHUSETTS                              04-2440991
            -------------------------------              ----------------------
            (State or Other Jurisdiction of                 (I.R.S. Employer
             Incorporation or Organization)                 Identification. No.)



                   829 MIDDLESEX TURNPIKE, BILLERICA, MA 01821
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 ---------------

                     AMERICAN SCIENCE AND ENGINEERING, INC.
              1993 STOCK OPTION PLAN FOR NEW NON-EMPLOYEE DIRECTORS
             1994-1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                  1994-1995 STOCK OPTION PLAN FOR NEW EMPLOYEES
                       RALPH SHERIDAN EMPLOYMENT AGREEMENT
             -------------------------------------------------------
                              (Full Title of Plan)

                               JEFFREY A. BERNFELD
                     AMERICAN SCIENCE AND ENGINEERING, INC.
                             829 MIDDLESEX TURNPIKE
                         BILLERICA, MASSACHUSETTS 01821
                       ------------------------------------
                     (Name and Address of Agent for Service)

                                 (508) 262-8700
                   ------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                 ---------------


                                 CALCULATION OF REGISTRATION FEE
================================================================================================

                                            Proposed           Proposed
                              Amount         Maximum            Maximum
 Title of Securities          to be       Offering Price   Aggregate Offering      Amount of
 to be Registered          Registered      Per Share (1)         Price          Registration Fee
- ------------------------------------------------------------------------------------------------
Common Stock,
$.66 2/3 par value         391,000 (2)      $11.56 (3)      $4,519,960 (3)          $1,558.61
================================================================================================

================================================================================

                            (footnotes on next page)

      Total Number of Pages______                Exhibit Index at Page 9

- -------------------
(footnotes)

     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
     (2) Includes (a) 10,000 shares that may be issued upon exercise of options issued under the 1993 Stock Option Plan for New Non-Employee Directors, (b) 35,000 shares that may be issued upon exercise of options issued under the 1994-1995 Stock Option Plan for Non-Employee Directors, (c) 216,000 shares that may be issued upon exercise of options issued under the 1994-1995 Stock Option Plan for New Employees, and (d) 130,000 shares which may be issued under the Ralph Sheridan Employment Agreement. Such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.
     (3) Based upon the average high and low prices for the Registrant's Common Stock, $.66 2/3 par value (the "Common Stock"), on June 6, 1996 as reported by the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a)      The Registrant's latest Annual Report filed pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (i) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (ii) the Registrant's effective Registration Statement on Form 10 filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year;

         (b)      All other reports filed by the Registrant pursuant to
                  Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's documents referred to in (a) above; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 1-06549) filed under the Exchange Act with the Securities and Exchange Commission.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         The validity of the shares of Common Stock to be issued upon exercise of options granted under the American Science and Engineering, Inc. 1993 Stock Option Plan for New Non-Employee Directors, 1994-1995 Stock Option Plan for Non-Employee Directors, 1994-1995 Stock Option Plan for New Employees and the Ralph Sheridan Employment Agreement, has been passed upon for the Registrant by Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

        Section 67 of Chapter 156B of the Massachusetts General Laws permits the indemnification of directors and officers to the extent authorized by the Articles of Organization or By-Laws of a corporation or by a vote of the stockholders. Except as otherwise provided by the Articles of Organization or By-Laws, indemnification of persons who are not directors of a corporation may be provided to the extent authorized by the directors. No indemnification may be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

        Article VI of the Registrant's By-Laws provides in substance that the Registrant shall indemnify any person who was or is a party or was threatened to be made a party to any threatened, pending or completed action or suit, by reason of the fact that he is or was serving as a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, trustee or officer of another corporation or entity, against expenses actually incurred by such person in connection with any civil action, suit or proceeding to which such person may be made a party, or by which such person shall be threatened, by reason of any alleged act or failure to act in his present or former capacity as a director or officer of the Registrant or as a director, trustee or officer of such affiliated corporation or entity, provided, however, that no person has the right to indemnification in relation to any matter as to which such person shall have been finally adjudged in any legal proceeding not to have acted in good faith and the reasonable belief that his action was in the best interest of the Registrant. In the event of any settlement of any action, suit or proceeding, the right to indemnification is limited to matters as to which the Registrant is advised by counsel that such settlement is reasonable and that such person has acted in good faith and the reasonable belief that his action was in the best interest of the Registrant. The right of indemnification contained in the Registrant's By-Laws is non-exclusive and is in addition to any other rights such person may have.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the Registrant's By-Laws, or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

Exhibit No.    Description of Exhibit
- ----------     ----------------------

4.1            Restated Articles of Organization of the Registrant (filed as
               Exhibit 3A to the Registrant's Registration Statement on Form S-1 (Registration No. 2-27345) (the "Form S-1"), and incorporated herein by reference).

4.2 Articles of Amendment to the Restated Articles of Organization of the Registrant (filed as Exhibit 2(a)(ii)(B) to the Registrant's Registration Statement on Form S-7 (Registration No. 2-56452) (the "Form S-7"), and incorporated herein by reference).

4.3 Articles of Amendment to the Restated Articles of Organization of the Registrant (filed as Exhibit 12 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1976, and incorporated herein by reference).

4.4 By-Laws of the Company, as amended (filed as Exhibit 2(a)(iii) to the Form S-7 and incorporated herein by reference).

4.5 Specimen Certificate of Common Stock (filed as Exhibit 2(a)(i) to the Form S-7, and incorporated herein by reference).

4.6 Common Stock Purchase Warrant, dated July 18, 1995, issued in the name of Grayson & Associates (filed as Exhibit 4.6 to the Company's Registration Statement on Form S-3) (Registration No. 33-61903) (the "Form S-3"), and incorporated herein by reference).

4.7 Subscription Agreement, dated July 8, 1995, between the Company and Samuel International Investors, L.D.C. (filed as Exhibit 4.7 to the Form S-3, and incorporated herein by reference).

4.8 Common Stock Purchase Warrant, in the form issued to certain of the Company's lenders, with schedule of lenders, exercise prices and share amounts attached (filed as Exhibit 4.8 to the Company's Form S-3, and incorporated herein by reference).

5              Legal Opinion of Brown, Rudnick, Freed & Gesmer

23.1 Consent of Brown, Rudnick, Freed & Gesmer (contained in its opinion filed as Exhibit 5).

23.2           Consent of Arthur Andersen LLP.

23.3           Letter of Arthur Andersen LLP.

24             Power of Attorney.

99.1           1993 Stock Option Plan for New Non-Employee Directors.

99.2           1994-1995 Stock Option Plan for Non-Employee Directors.

99.3           1994-1995 Stock Option Plan for New Employees.

99.4 Ralph Sheridan Employment Agreement (filed as Exhibit 10(b)(v) to the Company's Annual Report on Form 10-K for the year ended April 11, 1994 and incorporated herein by reference).

Item 9.  Undertakings.
         ------------

         A.    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security-holders that is incorporated by reference in the prospectus and furnished pursuant to, and meeting the requirements of, Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 6 --- Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on June 7, 1996.

                                        American Science and Engineering, Inc.


                                              /s/Ralph S. Sheridan
                                        ----------------------------------
                                        By:  Ralph S. Sheridan, President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                            Capacity                           Date
- ----                            --------                           ----

/s/Ralph S. Sheridan            President and Director             June 7, 1996
- -------------------------       (Principal Executive
Ralph S. Sheridan                 Officer)


/s/Lee C. Steele                Vice President and                 June 7, 1996
- -------------------------       Treasurer (Principal
Lee C. Steele                   Financial Officer)


/s/Herman Feshbach              Director                           June 7, 1996
- -------------------------
Herman Feshbach

/s/Alfred M. Gladen             Director                           June 7, 1996
- -------------------------
Alfred M. Gladen

/s/Hamilton W. Helmer           Director                           June 7, 1996
- -------------------------
Hamilton W. Helmer

/s/Donald J. McCarren           Director                           June 7, 1996
- -------------------------
Donald J. McCarren

                                  EXHIBIT INDEX


Exhibit        Description of Exhibit                                                Page
- -------        ----------------------                                                ----

4.1            Restated Articles of Organization of the Registrant (filed as
               Exhibit 3A to the Registrant's Registration Statement on Form S-1
               (Registration No. 2-27345) (the "Form S-1"), and incorporated
               herein by reference).                                                   *

4.2            Articles of Amendment to the Restated Articles of Organization of
               the Registrant (filed as Exhibit 2(a)(ii)(B) to the Registrant's
               Registration Statement on Form S-7 (Registration No. 2-56452)
               (the "Form S-7"), and incorporated herein by reference).                *

4.3            Articles of Amendment to the Restated Articles of Organization of
               the Registrant (filed as Exhibit 12 to the Registrant's Annual
               Report on Form 10-K for the fiscal year ended March 31, 1976, and
               incorporated herein by reference).                                      *

4.4            By-Laws of the Company, as amended (filed as Exhibit 2(a)(iii) to
               the Form S-7 and incorporated herein by reference).                     *

4.5            Specimen Certificate of Common Stock (filed as Exhibit 2(a)(i) to
               the Form S-7, and incorporated herein by reference).                    *

4.6            Common Stock Purchase Warrant, dated July 18, 1995, issued in the name of Grayson & Associates (filed as Exhibit 4.6 to the
               Company's Registration Statement on Form S-3) (Registration No.
               33-61903) (the "Form S-3"), and incorporated herein by
               reference).                                                             *

4.7            Subscription Agreement, dated July 8, 1995, between the Company and Samuel International Investors, L.D.C. (filed as Exhibit 4.7
               to the Form S-3, and incorporated herein by reference).                 *

4.8            Common Stock Purchase Warrant, in the form issued to certain of the Company's lenders, with schedule of lenders, exercise prices and share amounts attached (filed as Exhibit 4.8 to the Company's
               Form S-3, and incorporated herein by reference).                        *

5              Opinion of Brown, Rudnick, Freed & Gesmer

23.1 Consent of Brown, Rudnick, Freed & Gesmer (contained in its opinion filed as Exhibit 5)

23.2           Consent of Arthur Andersen LLP.

23.3           Letter of Arthur Andersen LLP.

24             Power of Attorney.

99.1           1993 Stock Option Plan for New Non-Employee Directors.

99.2           1994-1995 Stock Option Plan for Non-Employee Directors.

99.3           1994-1995 Stock Option Plan for New Employees.

99.4           Ralph Sheridan Employment Agreement (filed as Exhibit 10(b)(v) to the Company's Annual Report on Form 10-K for the year ended April
               11, 1994 and incorporated herein by reference).                         *


- ----------------------------------
* Incorporated by reference and not filed herewith.